Exhibit 10.1

Portions of this exhibit indicated by bracketed asterisks have been omitted because they are not material and would likely cause competitive harm to Rexahn Pharmaceuticals, Inc. if publicly disclosed.

Confidential

AMENDMENT NO. 2
TO
COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT NO. 2 (this “Amendment No. 2”), to the Collaboration and License Agreement, dated as of February 25, 2019 (as amended by the First Amendment, as defined below, the “Agreement”), by and between BIOSENSE GLOBAL LLC, a New Jersey limited liability company having a place of business located at 1 Meadowlands Plaza, Suite 800, East Rutherford, NJ 07073 (“Biosense”), and REXAHN PHARMACEUTICALS, INC., a Delaware corporation having a place of business located at 15245 Shady Grove Road, Suite 455, Rockville, MD 20850 (“Rexahn”), is effective as of March 10, 2020 (the “Amendment Effective Date”). Biosense and Rexahn are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties entered into the Agreement effective as of February 25, 2019;

WHEREAS, the Parties amended the Agreement pursuant to the First Amendment, effective as of August 24, 2019;

WHEREAS, as of the Amendment Effective Date, Rexahn does not expect to pursue the further development of RX-3117, including in combination with Abraxane as first line treatment for pancreatic cancer and other indications.

WHEREAS, the Parties now desire to the further amend the Agreement, on the terms and subject to the conditions set forth in this Amendment No. 2.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, Biosense and Rexahn hereby agree as follows:

1.    Definitions.  As used in this Amendment No. 2, capitalized terms shall have the meanings assigned to them in the Agreement, except as otherwise defined in this Amendment No. 2, including in this Section 1.

a.	“Assigned Patents” means any Patents assigned by Rexahn to Biosense pursuant to Article 7 of the Agreement.

b.
“Drug Substance Materials” means up to [***] of active pharmaceutical ingredient of RX-3117 and all associated manufacturing information (e.g., batch records, standard operating procedures) in the possession and control of Rexahn.

c.
“Drug Product” means the following quantity of finished clinical trial supply of RX-3117 and all associated release and other related documentation in the possession and control of Rexahn: [***] 10ct bottles of 200mg capsules and [***] 10ct bottles of 500mg capsules.

d.	“First Amendment” means Amendment No. 1 to Collaboration and License Agreement, effective as of August 24, 2019, between the Parties.

e.
“Intermediate Materials” means up to [***] of pharmaceutical intermediate materials known as [***] and all associated manufacturing information (e.g., batch records, standard operating procedures) in the possession and control of Rexahn.

f.	“Joint Patents” means Patents jointly owned by the Parties that cover the Licensed Product, both within and outside of the Territory.

g.	“Licensed Field” means all human uses.

h.	“Licensed Patents” means Patents within the Licensed IP.

i.	“Transferred Materials” means the Drug Substance Materials, Drug Product and Intermediate Materials.

2.    Amendments.  The Parties agree that, effective from and after the Amendment Effective Date, the Agreement shall be amended as set forth in this Section 2.

a.	Title of Agreement. The title of the Agreement shall be changed from “Collaboration and License Agreement,” to “License and Assignment Agreement”.

b.
Reporting.  Within [***] days of the Amendment Effective Date, Biosense shall provide Rexahn with an initial development plan that outlines in reasonable detail the development and supportive activities to be conducted by Biosense for the [***]-year period following the Amendment Effective Date for the Licensed Product (the “Development Plan”).  Biosense shall, within [***] days following the end of each calendar year during the Term, update the Development Plan setting forth, in reasonable detail, the activities undertaken during the prior calendar year (or portion thereof) in respect of the clinical development of the Licensed Product, and the planned and expected development activities for the subsequent [***]-year period.  Biosense shall continue to provide these reports with respect to each Licensed Product until that Licensed Product is the subject of a report provided under Section 5.5.1 of the Agreement. To be clear, these reports are for the purpose of satisfying the obligations of Biosense under this section, and not for the purpose of Rexahn providing agreement or approval thereto.

c.	Section 4.2. Section 4.2 of the Agreement is amended to add the following subsection 4.2.3:

“Subject to the terms and conditions of this Agreement, as partial consideration for the payments set forth herein, subject to the payment of the Upfront Payments, Rexahn shall assign, transfer and convey to Biosense, the Assigned Patents pursuant to a mutually agreed form of patent assignment agreement, such assignment agreement to be filed in applicable patent offices in the Territory.”

d.	Section 6.1. Section 6.1 of the Agreement is deleted in its entirety and is replaced with the following:

i.
“In partial consideration for the Exclusive License and the assignment of the Assigned Patents to Biosense, Biosense has paid Rexahn $150,000 on or about the Effective Date, and $1,350,000, on or about April 13, 2019;

ii.
On or within [***] days of the Amendment Effective Date, Biosense shall pay to Rexahn (X) $50,000, as a non-refundable license fee; and (Y) $100,000 upon Rexahn making available the Transferred Materials, pursuant to Section 2.e., below. The payments set forth in this Section 6.1 (i-iii, inclusive, such payments, the “Upfront Payments”), represent all of the payments due and payable on account of the Upfront Payments from Biosense to Rexahn.”

e.
Transfer of Transferred Materials.  Upon the written request of Biosense (a “Transfer Request”), Rexahn will make available, at a location or locations identified by Rexahn in its sole discretion, the Transferred Materials. Rexahn shall be under no obligation to make the Transferred Materials available to Biosense on fewer than [***] days prior notice. Rexahn will provide the Transferred Materials to Biosense at no additional charge. Biosense shall be fully responsible for the costs and expenses associated with the transfer of the Transferred Materials to Biosense, including transportation costs, taxes, customs duties and any costs related to export/import licenses.  From and after [***] days following the Amendment Effective Date until such time as Biosense makes the written request referred to above, until the transfer of title to the Transferred Materials, as applicable, Biosense shall pay Rexahn all actual costs and expenses incurred by Rexahn in connection with the storage and maintenance of the Transferred Materials at the location or locations where those Transferred Materials are being stored or maintained.    REXAHN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED MATERIALS, AND THE TRANSFERRED MATERIALS ARE PROVIDED ON AN “AS IS” “WHERE IS” BASIS.  BIOSENSE SHALL MAKE USE OF THE TRANSFERRED MATERIALS AT ITS OWN RISK. Rexahn shall provide all corresponding records in Rexahn’s possession and control relating specifically to the Transferred Material, including but not limited to production and analysis records for the Transferred Materials. In the case where Rexahn fails to provide any corresponding records in Rexhan’s possession and control relating specifically to the Transferred Material, Biosense is entitled to require Rexahn or its successors, permitted assigns or acquirer to provide these records within [***] days any time after Amendment Effective Date. Rexahn represents and warrants to Biosense that the Transferred Materials are owned by Rexahn free and clear of all liens and encumbrances, and that Rexahn has the authority to transfer the Transferred Materials to Biosense as set forth in this Section 2.e.  Title to, and risk of loss for the Transferred Materials shall transfer to Biosense at the date, time and place on which Rexahn makes the Transferred Materials, as applicable, available to Biosense. Rexahn shall maintain the Transferred Materials properly and have liability to Biosense for any loss occurring to the Transferred Materials until the title to and risk of loss for the Transferred Materials are transferred to Biosense unless the BioSense written request is made more than [***] days after the Amendment Effective Date.  Biosense may dispose of any unused Transferred Material at its own discretion.

f.	Milestone Payments; Royalties.

i.	The charts set forth in Sections 6.2 and 6.3 of the Agreement are deleted in their entirety and are replaced with the charts set forth on Schedules 2.c-1 and 2.c-2. of this Amendment No. 2.

ii.	The chart set forth in Section 6.5.1 of the Agreement is deleted in its entirety and is replaced with the chart set forth on Schedule 2.c-3 of this Amendment No. 2.

g.
Rexahn Know-How.  Within the first to occur of [***] days of the Amendment Effective Date or the closing of a transaction that results in a change in control of Rexahn, Rexahn shall make available to Biosense, at a location identified by Rexahn, a copy of all Rexahn Know-How reasonably available to Rexahn as of the Amendment Effective Date and listed on Schedule 2.d in both electronic and paper copies when reasonably available. In the case where Rexahn fails to provide a complete copy of all Rexahn Know-How reasonably available to Rexahn as of the Amendment Effective Date, Biosense is entitled to require Rexahn or its successors, permitted assigns or acquirer to provide such Know-How within [***] days any time after Amendment Effective Date. Biosense shall be responsible for all costs and expenses with respect to the matters set forth in this Section 2.g.

h.	Certain Intellectual Property Matters. Article 7 of the Agreement shall be deleted in its entirety and replaced with the following:

“ARTICLE 7
PATENT MATTERS

7.1         Transfer of Licensed Patents and Joint Patents.  Within [***] days following the Amendment Effective Date, Rexahn shall assign to Biosense (i) the Licensed Patents to Biosense, and (ii) Rexahn’s interest in Joint Patents.  For clarity, the foregoing assignment of Licensed Patents and Rexahn’s interest in Joint Patents is solely with respect to the Territory.  Biosense shall be responsible for all costs and expenses arising from the foregoing assignment of the Licensed Patents and Rexahn’s interest in the Joint Patents.

7.2         Abandonment of Joint Patents.  If Rexahn intends to abandon the prosecution or maintenance of  Rexahn’s interest in the Joint Patents outside of the Territory (the “Outside the Territory Patents”), then Rexahn shall notify Biosense and provide Biosense with a reasonable opportunity to request that Rexahn assign to Biosense the Outside the Territory Patents.  If requested by Biosense, Rexahn shall assign the Outside the Territory Patents to Biosense at no additional charge, except that Biosense shall be responsible for the third party costs and expenses related to such assignment.  Rexahn shall have no obligation to prosecute, maintain, defend or enforce any Outside the Territory Patents.

7.3          Prosecution, Maintenance and Enforcement of Assigned Patents.  Biosense shall use Commercially Reasonable Efforts to, and shall be solely responsible for the prosecution, maintenance, defense and enforcement of any Assigned Patents, including the costs and expenses thereof.”

i.
New IP. Any New IP developed, conceived or generated solely by Biosense after the Amendment Effective Date shall be owned and vest in Biosense. Biosense shall own all right, title, and interest in and to any New IP invented or developed using the Licensed IP and Rexahn Materials.

j.
Licensed IP.  Following the Amendment Effective Date (and as a result of giving effect to this Amendment No. 2), the term Rexahn Patents shall include any patents transferred to Biosense as a result of this Amendment No. 2.

k.
Personnel Support. Within [***] days after the Amendment Effective Date, Rexahn shall provide the contact information of the Key Employees of Rexahn as set out in Schedule 2.k. to BioSense so that BioSense, if it determines necessary, may use its reasonable efforts to establish consulting arrangements if these employees terminate their employment with Rexahn, except Rexahn shall have no obligation whatsoever to procure any such consulting arrangements for the benefit of Biosense. Rexahn shall waive any non-compete, confidentiality, and IP ownership obligations of the Key Employees solely to the extent related to RX-3117, which may conflict with or restrict those employees from entering into consulting agreements with Biosense after those employees terminate their employment relationship with Rexahn.

l.	Non-compete and Rights for other territories.

i.
Rexahn irrevocably and unconditionally agrees with and undertakes to BioSense that, unless with prior written consent of BioSense, during the Term of this Agreement and [***] years thereafter, Rexahn shall not, within the Territory (1) engage in research, development or commercialization of any Licensed Product or structurally-related nucleoside analogue that is activated primarily by UCK-2 dependent phosphorylation (“Restricted Products”); or (2) market or sell any Restricted Products in the Territory; or (3) authorize other parties to do so in the Territory.

ii.
From the Amendment Effective Date until March 31, 2020, Biosense may acquire rights to the Licensed Product outside of the Licensed Territory on the economic terms set forth on Schedule (l)(ii), and otherwise on mutually agreed terms and conditions consistent with this License and Assignment Agreement negotiated in good faith by the Parties.  In no event, however, shall either Rexahn or Biosense be obligated to enter into an agreement for rights to the Licensed Product outside of the Territory following March 31, 2020.

m.
New Materials.  Any new project documents (including study results, regulatory documents etc.) created by BioSense after the Effective Dates will be solely owned by BioSense.  These new project documents may be used to support the development or registration of RX-3117 in the Territory by Biosense, and in other markets under the authorization of BioSense with appropriate financial terms to be discussed and agreed by BioSense, and the party interested in obtaining the information.

n.
Other Amendments to the Agreement.  It is the intent of the Parties that from and after the Amendment Effective Date, Biosense shall pursue its obligations under the Agreement to develop and commercialize the Licensed Product in the Territory without contribution or collaboration from Rexahn.  Therefore, the Parties agree that the Agreement shall be amended as follows to effect this intent of the Parties:

i.	Article 2 of the Agreement shall be deleted in its entirety.

ii.
Article 3 of the Agreement shall be deleted in its entirety, because, among other reasons, the Parties no longer require a Joint Steering Committee for the Parties to perform their respective obligations under the Agreement.  To the extent any provision of Article 3 of the Agreement is referenced in any other portion of the Agreement (e.g., certain definitions, the operation of the Joint Steering Committee and the roles and responsibilities of Alliance Managers), then those portions of the Agreement shall be deemed to be deleted from the Agreement if not otherwise deleted, modified, waived or amended by this Amendment No. 2.

iii.	Section 4.4 of this Agreement shall be deleted in its entirety.

iv.	Article 5 of the Agreement shall be amended as follows:

1.	Section 5.1 of the Agreement shall be replaced with the following:

“Biosense, either itself or by and through its Affiliates, Sublicensees or Subcontractors, shall be solely responsible for all development, registration, marketing, advertising, promotional, launch and sales activities in connection with the Licensed Product in the Licensed Field in the Territory.”

2.	Section 5.2 of the Agreement shall be replaced with the following:

“Biosense shall use Commercially Reasonable Efforts to develop and commercialize the Licensed Product in the Licensed Field in the Territory.  Without limiting the generality of the foregoing, Biosense shall use Commercially Reasonable Efforts to (a) develop, obtain Regulatory Approval for and commercialize at least one (1) Licensed Product hereunder, (b) file an IND in China by [***], (c) undertake the commercial launch of a Licensed Product in China promptly after, and in any case not later than [***] months after, the date that Regulatory Approval is granted with respect such Licensed Product in China, and (d) after receipt of Regulatory Approval of the Licensed Product in China, establish and maintain a sales force and commercial infrastructure either by itself or through its Affiliates or Subcontractors, necessary to commercialize the Licensed Product in the Licensed Field in the Territory to a scale that is sufficient given the market demand for the Licensed Product in the Licensed Field in the Territory.  Any failure by Biosense to comply with the obligations set forth in this Section 5.2 shall be deemed to be a material breach for which Rexahn may exercise any rights and remedies at law or in equity. Subject to the provisions of this Section 5.2, BioSense shall have sole decision making authority for all matters related to the development, manufacturing and commercialization of RX-3117 in its territory from and after the Amendment Effective Date. Without prejudice to the rights of Rexahn hereunder, BioSense will provide a written explanation to Rexahn when there are decisions made by BioSense that result in not achieving the milestones with respect to RX-3117 set forth in this Section 5.2.

3.	Section 5.4 is deleted in its entirety.

4.	Section 5.5.2 is deleted in its entirety.

v.	Article 12 of the Agreement shall be amended as follows:

1.	The reference to Patents in Section 12.2.3 of the Agreement shall be deemed to include any Patents transferred to Biosense pursuant to this Amendment No. 2.

2.	Section 12.5 of the Agreement shall be deleted in its entirety.

3.
Section 12.6.1 of the Agreement shall be amended by adding the following subsection (f): “upon the request of Rexahn, Biosense shall promptly assign and transfer to Rexahn any Patents transferred by Rexahn to Biosense pursuant to Article 7 of the Agreement.”

vi.	Article 13 of the Agreement shall be amended as follows:

1.	The “proviso” in the last sentence of Section 13.1 shall be deleted, because the corresponding provision of Section 3.1.4 of the Agreement has been deleted.

2.	All other provisions of Article 13 shall apply with respect to the resolution of disputes under this License and Assignment Agreement.

3.    Effectiveness.  This Amendment No. 2 shall be effective from and after the Amendment Effective Date.

4.    No Other Amendments.  Except as modified by this Amendment No. 2 or as the context of this Amendment No. 2 may require, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

5.    Governing Law.  This Amendment and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of laws principles which would direct the application of the laws of another jurisdiction.

6.    Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

7.   Release.  As a condition to Rexahn entering into this Amendment No. 2., Biosense, for itself and its affiliated companies, predecessors, successors, representatives, stockholders, directors, trustees, officers, employees, assigns and anyone claiming by, through or under the foregoing (each, a “Biosense Releasing Party”), hereby irrevocably, unconditionally and completely releases, acquits and forever discharges Rexahn, and its successors, representatives, stockholders, directors, officers, employees and assigns (each, a “Rexahn Released Party”), from and against, and hereby irrevocably, unconditionally and completely waives and relinquishes all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature (collectively, “Claims”) that a Biosense Releasing Party may have had in the past, may now have or may have in the future, whether directly or indirectly, against any Rexahn Released Party arising out of or related to the Agreement prior to the Amendment Effective Date, whether such Claims are based in tort or contract, or are brought under law or in equity.

8.    Counterparts.  This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

9.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns (including acquirer of Rexahn).

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment Effective Date.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Douglas J. Swirsky

Name:	Douglas J. Swirsky

Title:	President & CEO

BIOSENSE GLOBAL LLC

By:	/s/ Andy Li

Name:	Andy Li

Title:	CEO, President

SCHEDULE 2.C.

MILESTONE PAYMENT CHART

Schedule 2.c-1:

	Milestone Event	Payment (Amounts set forth below are in Dollars)
1.	[***]	$[***]
2.	[***]	$[***]
3.	[***]	$[***]
4.	[***]	$[***]

Schedule 2.c-2:

Milestone Event	Payment (Amounts set forth below are in Dollars)
$[***] in Annual Net Sales of a Licensed Product in the Territory	$[***]
$[***] in Annual Net Sales of a Licensed Product in the Territory	$[***]

Schedule 2.c-3:

Annual Net Sales	Royalty Rate
Annual Net Sales for a Licensed Product less than $[***]	[***]%
Annual Net Sales for a Licensed Product equal to or exceeding $[***], but less than or equal to $[***]	[***]%
Annual Net Sales for a Licensed Product exceeding $[***]	[***]%

SCHEDULE 2.D.

REXAHN KNOW-HOW*

[***]

*Both parties understand that this may not be a complete list and BioSense Global may identify additional items that Rexahn possesses and is required by BioSense to support its regulatory submission or continue or complete its development activities and in such case, Rexahn will provide such records to BioSense Global.

SCHEDULE 2.K.

List of Key Employees

[***]

SCHEDULE 2.L.II.

Outside the Territory Economic Terms

	Upfront Fee	Payment (Amounts set forth below are in Dollars)
1.	Upfront[***] fee	$[***]

	Milestone Event	Payment (Amounts set forth below are in Dollars)
2.	[***]	$[***]
3.	[***]	$[***]
4.	[***]	$[***]
5.	[***]	$[***]
6.	[***]	$[***]
7.	[***]	$[***]
8.	[***]	$[***]
9.	[***]	$[***]

Sales-related Milestones ex-China

Milestone Event	Payment (Amounts set forth below are in Dollars)
$[***] in Annual Net Sales of a Licensed Product outside of the Territory (ie outside China)	$[***]
$[***] in Annual Net Sales of a Licensed Product outside of the Territory (ie outside China)	$[***]
$[***] in Annual Net Sales of a Licensed Product outside of the Territory (ie outside China)	$[***]

Royalties ex-China

Annual Net Sales outside of the Territory (ie outside China)	Royalty Rate
Annual Net Sales for a Licensed Product less than $[***]	[***]%
Annual Net Sales for a Licensed Product equal to or exceeding $[***], but less than or equal to $[***]	[***]%
Annual Net Sales for a Licensed Product exceeding $[***]	[***]%